UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

June 25, 2010	000-52641
Date of Report (Date of earliest event reported)	Commission File Number

INFRASTRUCTURE MATERIALS CORP.
 (Exact name of registrant as specified in its charter)

Delaware	98-0492752
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1135 Terminal Way, Suite 207B Reno, NV 89502 USA
(Address of Principal Executive Offices) (Zip Code)

775-322-4448

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

On June 25, 2010, Infrastructure Materials Corp. (the “Company”) completed a private placement (the “Private Placement”) of 6,973,180 shares of the Company’s common stock (the “Shares”) at a price of $0.23 per Share for total consideration of $1,603,831.40. The Private Placement was exempt from registration under the Securities Act of 1933, as amended, pursuant to an exemption afforded by Regulation S promulgated thereunder.  Each investor that participated in the Private Placement is a non-“U.S. Person” as that term is defined under Regulation S.

INFRASTRUCTURE MATERIALS CORP.

June 25, 2010
	/S/	Anne Macko
	Name:	Anne Macko
	Title:	Secretary